Exhibit 99.1
The Scotts Miracle-Gro Company NEWS

ScottsMiracle-Gro Reports Strong Fiscal 2026 Full-Year Results
GAAP and Non-GAAP Gross Margin Expands,
Non-GAAP Adjusted EPS Exceeds Guidance

Fiscal 2027 guidance calls for continued top-line and bottom-line growth

MARYSVILLE, Ohio, November 4, 2026 – The Scotts Miracle-Gro Company (NYSE: SMG), home to North America’s leading consumer lawn and garden brands, today announced its results for the fourth quarter and full fiscal year ended September 30, 2026.

“I’m pleased with our performance and financial discipline in fiscal 2026, as we delivered on all our imperatives and significantly strengthened our balance sheet,” said Nate Baxter, president and CEO. “At the same time, we are making important investments to transform our business into a modern lifestyle company with iconic brands in a category that is growing.

“As we look to fiscal 2027, we have developed a sound plan that relies on what we can control and enables us to navigate a volatile macroeconomic environment while further advancing the building blocks of our SMG 2.0 strategy. We will build on this momentum to drive sustainable and consistent growth.”

Mark Scheiwer, chief financial officer and chief accounting officer, added, “We met or exceeded our fiscal 2026 commitments for net sales, gross margin, EPS, free cash flow and leverage ratio. Importantly, we expanded our gross margin despite a challenging commodity and freight environment and delivered adjusted earnings per share above our guidance. Our fiscal 2027 outlook reflects pricing and innovation, SG&A efficiencies and supply chain savings supported by our continued capital reinvestment. We remain committed to de-levering with a path to 3.0 to 3.5x by fiscal 2029.”

Fiscal 2026 Full Year Highlights

•Net sales were $3.29 billion, an increase of 1% versus prior year, driven by growth in our branded products and continued e-commerce expansion.
•GAAP gross margin rate of 32.3% and non-GAAP adjusted gross margin rate of 32.4% improved by 100 and 80 basis points over prior year, respectively, driven by continued supply chain savings, favorable mix from higher-margin branded product sales and pricing actions, partially offset by higher commodity and freight costs.
•GAAP net income from continuing operations of $3.30 per diluted share and non-GAAP adjusted earnings from continuing operations of $4.48 per diluted share improved by 6% and 18% over prior year, respectively, aided by lower interest expense and lower tax rate.
•Free cash flow was $278.4 million, and net leverage of 3.89x improved 0.21x versus last year.

Fiscal 2027 Outlook

The Company provided direction for fiscal 2027 that includes:

•Net sales growth of 2% to 4%.
•Continued expansion of non-GAAP adjusted gross margin rate.
•Non-GAAP adjusted earnings per share from continuing operations of $4.70 to $4.90.
•Free cash flow of approximately $275 million.
•Leverage ratio declining year over year, with the Company remaining on track to reach its target range of 3.0 to 3.5x by fiscal 2029.

Conference Call and Webcast Scheduled for 8:15 a.m. ET Today, November 4, 2026
The Company will discuss results during an audio presentation via webcast today at 8:15 a.m. ET. To listen to the Company presentation and the question-and-answer session, please register in advance at this webcast link. For those planning to participate in the question-and-answer session that follows the presentation, please register for the webcast in addition to registering in advance via this audio link to receive call-in details and a unique PIN. A replay of the conference call will also be available on the Company’s investor website, where an archive of the press release and any accompanying information will remain available for at least a 12-month period.

About ScottsMiracle-Gro
With approximately $3.3 billion in sales, the Company is home to North America’s leading consumer lawn and garden brands. The Company’s brands are among the most recognized in the industry. The Company’s Scotts®, Miracle-Gro®, Ortho® and Tomcat® brands are market-leading in their categories. For additional information, visit us at www.scottsmiraclegro.com.

Cautionary Note Regarding Forward-Looking Statements
Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:

•An economic downturn and economic uncertainty may adversely affect demand for the Company’s products;
•The Company’s operations, financial condition or reputation may be impaired if its information or operational technology systems fail to perform adequately or if the Company is the subject of a data breach or cyber attack;
•The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues;
•In the event of a disaster, the Company’s disaster recovery and business continuity plans may fail, which could adversely interrupt its operations;
•Climate change and unfavorable weather conditions could adversely impact financial results;
•The Company may not successfully develop new product lines and products or improve existing product lines and products;
•The Company’s indebtedness could limit its flexibility and adversely affect its financial condition;
•Compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase the Company’s costs of doing business or limit its ability to market certain products;
•Because of the concentration of the Company’s sales to a small number of retail customers, the loss of one or more of, or significant reduction in orders from, any of its top customers, or a material reduction in the inventory of the Company’s products that they carry, could adversely affect the Company’s financial results;
•If the perception of the Company’s brands or organizational reputation are damaged, its consumers, distributors and retailers may react negatively, which could materially and adversely affect the Company’s business, financial condition and results of operations;
•The Company’s success depends on the retention and availability of key personnel and the effective succession of senior management; and
•The Company is involved in a number of legal proceedings and, while it cannot predict the outcomes of such proceedings and other contingencies with certainty, some of these outcomes could adversely affect the Company’s financial condition, results of operations and cash flows.

Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s publicly filed quarterly, annual and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

For investor inquiries:
Brad Chelton
Vice President
Treasury, Tax and Investor Relations
brad.chelton@scotts.com
(937) 309-2503

For media inquiries:
Tom Matthews
Chief Communications Officer
tom.matthews@scotts.com
(937) 844-3864

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Statements of Operations (4)
(In millions, except per share data)
(Unaudited)

		Three Months Ended			Twelve Months Ended
	Footnotes	September 30, 2026	September 30, 2025	% Change	September 30, 2026	September 30, 2025	% Change
Net sales		$302.9	$340.1	(11)%	$3,288.9	$3,255.8	1%
Cost of sales		305.0	322.3		2,223.4	2,226.1
Cost of sales—impairment, restructuring and other		—	1.5		2.5	10.1
Gross margin		(2.1)	16.3	(113)%	1,063.0	1,019.6	4%
% of sales		(0.7)%	4.8%		32.3%	31.3%
Operating expenses:
Selling, general and administrative		144.0	127.7	13%	594.7	563.8	5%
Impairment, restructuring and other		(1.8)	9.3		49.2	35.2
Other (income) expense, net		(1.3)	3.1		12.4	18.6
Income (loss) from operations		(143.0)	(123.8)	(16)%	406.7	402.0	1%
% of sales		(47.2)%	(36.4)%		12.4%	12.3%
Equity in (income) loss of unconsolidated affiliates		8.6	12.3		(3.0)	2.8
Interest expense		26.1	26.8		112.6	129.0
Other non-operating expense, net		1.2	1.3		19.1	5.3
Income (loss) from continuing operations before income taxes		(178.9)	(164.2)	(9)%	278.0	264.9	5%
Income tax expense (benefit) from continuing operations		(54.7)	(36.9)		83.1	82.8
Net income (loss) from continuing operations		(124.2)	(127.3)	2%	194.9	182.1	7%
Income (loss) from discontinued operations, net of tax		2.3	(24.5)		(91.0)	(36.9)
Net income (loss)		$(121.9)	$(151.8)	20%	$103.9	$145.2	(28)%

Basic net income (loss) per common share:	(1)
Continuing operations		$(2.14)	$(2.21)	3%	$3.35	$3.16	6%
Discontinued operations		0.04	(0.42)		(1.56)	(0.64)
Basic net income (loss) per common share		$(2.10)	$(2.63)		$1.79	$2.52

Diluted net income (loss) per common share:	(2) (4)
Continuing operations		$(2.14)	$(2.21)	3%	$3.30	$3.10	6%
Discontinued operations		0.04	(0.42)		(1.54)	(0.63)
Diluted net income (loss) per common share		$(2.10)	$(2.63)		$1.76	$2.47

Common shares used in basic net income (loss) per share calculation		58.0	57.7	1%	58.1	57.6	1%
Common shares and potential common shares used in diluted net income (loss) per share calculation		58.0	57.7	1%	59.1	58.7	1%

Non-GAAP results:
Adjusted net income (loss) from continuing operations	(3)	$(125.4)	$(113.9)	(10)%	$264.8	$223.0	19%
Adjusted diluted net income (loss) per common share from continuing operations	(2) (3) (4)	$(2.16)	$(1.97)	(10)%	$4.48	$3.80	18%
Adjusted EBITDA	(3)	$(106.7)	$(86.1)	(24)%	$579.9	$569.7	2%
Note: See accompanying footnotes.

THE SCOTTS MIRACLE-GRO COMPANY
Segment Results (3) (4)
(In millions)
(Unaudited)
As a result of the classification of the Hawthorne business as a discontinued operation, the Company’s reportable segments for fiscal 2026 differ from those used in prior periods. The prior period amounts have been reclassified to reflect the removal of Hawthorne as a reportable segment and from results of continuing operations. U.S. Consumer consists of the Company’s consumer lawn and garden business in the United States. Other primarily consists of the Company’s consumer lawn and garden business in Canada. Corporate consists of general and administrative expenses and certain other income and expense items not allocated to the Company’s operating segments.
Segment performance is evaluated based on several factors, including income (loss) from continuing operations before income taxes, amortization, impairment, restructuring and other charges (“Segment Profit (Loss)”), which is a non-GAAP financial measure. The Company believes this measure is indicative of performance trends and the overall earnings potential of each segment.
The following tables present segment financial information from continuing operations for the periods indicated:

	Three Months Ended			Twelve Months Ended
	September 30, 2026	September 30, 2025	% Change	September 30, 2026	September 30, 2025	% Change
Net Sales:
U.S. Consumer reportable segment	$279.2	$311.2	(10)%	$3,017.6	$2,993.7	1%
Other	23.7	28.9	(18)%	271.3	262.1	4%
Consolidated	$302.9	$340.1	(11)%	$3,288.9	$3,255.8	1%

Segment Profit (Loss) (Non-GAAP):
U.S. Consumer reportable segment	$(74.7)	$(65.8)	(14)%	$601.4	$571.3	5%

Other	(9.6)	(9.8)	2%	19.3	13.1	47%
Corporate	(46.3)	(36.7)		(146.2)	(134.4)
IT transformation costs	(13.5)	—		(13.5)	—
Intangible asset amortization	(0.7)	(0.7)		(2.7)	(2.7)
Impairment, restructuring and other	1.8	(10.8)		(51.6)	(45.3)
Equity in income (loss) of unconsolidated affiliates	(8.6)	(12.3)		3.0	(2.8)
Interest expense	(26.1)	(26.8)		(112.6)	(129.0)
Other non-operating expense, net	(1.2)	(1.3)		(19.1)	(5.3)
Income (loss) from continuing operations before income taxes (GAAP)	$(178.9)	$(164.2)	(9)%	$278.0	$264.9	5%

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Balance Sheets (4)
(In millions)
(Unaudited)

	September 30, 2026	September 30, 2025

ASSETS
Current assets:
Cash and cash equivalents	$7.4	$32.8
Accounts receivable, net	135.4	160.8
Inventories	577.9	542.7
Current assets held for sale	—	84.8
Prepaid and other current assets	142.3	119.2
Total current assets	863.0	940.3
Investment in unconsolidated affiliates	56.5	53.6
Property, plant and equipment, net	655.6	607.6
Goodwill	243.9	243.9
Intangible assets, net	349.0	352.0
Noncurrent assets held for sale	—	91.9
Other assets	574.2	452.7
Total assets	$2,742.2	$2,742.0
LIABILITIES AND EQUITY (DEFICIT)
Current liabilities:
Current portion of debt	$35.5	$57.2
Accounts payable	244.9	221.4
Current liabilities held for sale	—	24.3
Other current liabilities	428.7	436.8
Total current liabilities	709.1	739.7
Long-term debt	1,992.0	2,049.2
Noncurrent liabilities held for sale	—	9.6
Other liabilities	413.5	301.0
Total liabilities	3,114.6	3,099.5
Equity (deficit)	(372.4)	(357.5)
Total liabilities and equity (deficit)	$2,742.2	$2,742.0

THE SCOTTS MIRACLE-GRO COMPANY
Condensed Consolidated Statements of Cash Flows (4)
(In millions)
(Unaudited)

	Year Ended September 30,
	2026	2025
OPERATING ACTIVITIES
Net income	$103.9	$145.2
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment, restructuring and other	12.2	21.7
Share-based compensation expense	48.3	69.0
Depreciation	62.9	62.7
Amortization	5.0	12.3
Deferred taxes	70.4	70.8
Loss on sale of business	106.2	17.7
Unrealized loss on investments	14.7	—
Equity in (income) loss of unconsolidated affiliates	(3.0)	2.8
Changes in assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	27.4	(16.6)
Inventories	(35.9)	(17.9)
Prepaid and other current assets	(12.4)	(2.3)
Accounts payable	8.1	(0.3)
Other current liabilities	(33.4)	16.0
Other non-current items	(1.2)	(9.2)
Other, net	(0.2)	(0.6)
Net cash provided by operating activities	373.0	371.3
INVESTING ACTIVITIES
Proceeds from sale of long-lived assets	17.0	—
Investments in property, plant and equipment	(94.6)	(97.4)
Net cash disposed of on sale of business	(35.0)	(2.5)
Other investing, net	(13.3)	(12.2)
Net cash used in investing activities	(125.9)	(112.1)
FINANCING ACTIVITIES
Borrowings under revolving and bank lines of credit and term loans	1,460.1	702.7
Repayments under revolving and bank lines of credit and term loans	(1,290.8)	(824.8)
Repayment of 5.250% Senior Notes	(250.0)	—
Financing and issuance fees	(8.9)	—
Dividends paid	(154.8)	(154.3)
Purchase of Common Shares	(37.7)	(18.4)
Cash received from exercise of stock options	5.6	11.9
Other financing, net	0.1	(11.1)
Net cash used in financing activities	(276.4)	(294.0)
Effect of exchange rate changes on cash	0.1	(0.2)
Net decrease in cash and cash equivalents, including cash and cash equivalents classified within current assets held for sale	(29.2)	(35.0)
Less: Net decrease in cash and cash equivalents classified within current assets held for sale	(3.8)	(5.4)
Net decrease in cash and cash equivalents	(25.4)	(29.6)
Cash and cash equivalents at beginning of year	32.8	62.4
Cash and cash equivalents at end of year	$7.4	$32.8

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items (3) (4)
(In millions, except per share data)
(Unaudited)

	Three Months Ended September 30, 2026			Three Months Ended September 30, 2025
	As Reported (GAAP)	Non- GAAP Adjustments	Adjusted (Non- GAAP)	As Reported (GAAP)	Non- GAAP Adjustments	Adjusted (Non- GAAP)
Gross margin	$(2.1)	$—	$(2.1)	$16.3	$(1.5)	$17.7
Gross margin as a % of sales	(0.7)%		(0.7)%	4.8%		5.2%
Selling, general and administrative	144.0	(13.5)	130.4	127.7	—	127.7
Loss from operations	(143.0)	(11.7)	(131.3)	(123.8)	(10.8)	(113.0)
Loss from operations as a % of sales	(47.2)%		(43.3)%	(36.4)%		(33.2)%
Equity in loss of unconsolidated affiliates	(8.6)	—	(8.6)	(12.3)	(3.8)	(8.5)
Loss from continuing operations before income taxes	(178.9)	(10.7)	(168.2)	(164.2)	(14.6)	(149.6)
Income tax benefit from continuing operations	(54.7)	(11.9)	(42.8)	(36.9)	(1.2)	(35.7)
Net loss from continuing operations	(124.2)	1.1	(125.4)	(127.3)	(13.4)	(113.9)
Diluted net loss per common share from continuing operations	(2.14)	0.02	(2.16)	(2.21)	(0.24)	(1.97)

Calculation of Adjusted EBITDA (3):	Three Months Ended September 30, 2026	Three Months Ended September 30, 2025
Net loss (GAAP)	$(121.9)	$(151.8)
Income tax benefit from continuing operations	(54.7)	(36.9)
(Income) loss from discontinued operations, net of tax	(2.3)	24.5
Interest expense	26.1	26.8
Depreciation	16.0	14.6
Amortization	0.7	0.7
Impairment, restructuring and other	(1.8)	10.8
IT transformation costs	13.5	—
Equity in loss of unconsolidated affiliates	8.6	12.3
Unrealized gains on non-core equity and other investments	(0.9)	—
Interest income	(0.1)	—
Share-based compensation expense	10.1	12.9
Adjusted EBITDA (Non-GAAP)	$(106.7)	$(86.1)

Note: See accompanying footnotes for details related to the use of non-GAAP measures and the adjustments to arrive at the non-GAAP measures.
The sum of the components may not equal due to rounding.

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items (3) (4)
(In millions, except per share data)
(Unaudited)

	Twelve Months Ended September 30, 2026			Twelve Months Ended September 30, 2025
	As Reported (GAAP)	Non- GAAP Adjustments	Adjusted (Non- GAAP)	As Reported (GAAP)	Non- GAAP Adjustments	Adjusted (Non- GAAP)
Gross margin	$1,063.0	$(2.5)	$1,065.4	$1,019.6	$(10.1)	$1,029.7
Gross margin as a % of sales	32.3%		32.4%	31.3%		31.6%
Selling, general and administrative	594.7	(13.5)	581.2	563.8	—	563.8
Income from operations	406.7	(65.2)	471.9	402.0	(45.3)	447.3
Income from operations as a % of sales	12.4%		14.3%	12.3%		13.7%
Equity in income (loss) of unconsolidated affiliates	3.0	—	3.0	(2.8)	(3.8)	1.0
Income from continuing operations before income taxes	278.0	(79.9)	357.9	264.9	(49.2)	314.1
Income tax expense from continuing operations	83.1	(10.0)	93.0	82.8	(8.3)	91.1
Net income from continuing operations	194.9	(69.9)	264.8	182.1	(40.9)	223.0
Diluted net income per common share from continuing operations	3.30	(1.18)	4.48	3.10	(0.70)	3.80

Calculation of Adjusted EBITDA (3):	Twelve Months Ended September 30, 2026	Twelve Months Ended September 30, 2025
Net income (GAAP)	$103.9	$145.2
Income tax expense from continuing operations	83.1	82.8
Loss from discontinued operations, net of tax	91.0	36.9
Interest expense	112.6	129.0
Depreciation	62.4	58.6
Amortization	2.7	2.7
Impairment, restructuring and other	51.6	45.3
IT transformation costs	13.5	—
Equity in (income) loss of unconsolidated affiliates	(3.0)	2.8
Unrealized losses on non-core equity and other investments	14.7	—
Interest income	(0.3)	—
Share-based compensation expense	47.7	66.4
Adjusted EBITDA (Non-GAAP)	$579.9	$569.7

Note: See accompanying footnotes for details related to the use of non-GAAP measures and the adjustments to arrive at the non-GAAP measures.
The sum of the components may not equal due to rounding.

THE SCOTTS MIRACLE-GRO COMPANY
Reconciliation of Non-GAAP Disclosure Items (3) (4)
(In millions)
(Unaudited)

	Year Ended September 30,
	2026	2025
Calculation of free cash flow (3):
Net cash provided by operating activities (GAAP)	$373.0	$371.3
Investments in property, plant and equipment	(94.6)	(97.4)
Free cash flow (Non-GAAP)	$278.4	$273.9

Note: See accompanying footnotes for details related to the use of non-GAAP measures and the adjustments to arrive at the non-GAAP measures.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

(1)Basic net income (loss) per common share amounts are calculated by dividing net income (loss) from continuing operations and discontinued operations by the weighted average number of common shares outstanding during the period.

(2)Diluted net income (loss) per common share amounts are calculated by dividing net income (loss) from continuing operations and discontinued operations by the weighted average number of common shares, plus all potential dilutive securities (common stock options, performance shares, performance units, restricted stock and restricted stock units) outstanding during the period.

(3)Reconciliation of Non-GAAP Measures

Use of Non-GAAP Measures

To supplement the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company uses non-GAAP financial measures. The reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are shown in the tables above. These non-GAAP financial measures should not be considered in isolation from, or as a substitute for or superior to, financial measures reported in accordance with GAAP. Moreover, these non-GAAP financial measures have limitations in that they do not reflect all the items associated with the operations of the business as determined in accordance with GAAP. Other companies may calculate similarly titled non-GAAP financial measures differently than the Company, limiting the usefulness of those measures for comparative purposes.

In addition to GAAP measures, management uses these non-GAAP financial measures to evaluate the Company’s performance, engage in financial and operational planning, determine incentive compensation and monitor compliance with the financial covenants contained in the Company’s borrowing agreements because it believes that these non-GAAP financial measures provide additional perspective on and, in some circumstances are more closely correlated to, the performance of the Company’s underlying, ongoing business.

Management believes that these non-GAAP financial measures are useful to investors in their assessment of operating performance and the valuation of the Company. In addition, these non-GAAP financial measures address questions routinely received from analysts and investors and, in order to ensure that all investors have access to the same data, management has determined that it is appropriate to make this data available to all investors. Non-GAAP financial measures exclude the impact of certain items (as further described below) and provide supplemental information regarding operating performance. By disclosing these non-GAAP financial measures, management intends to provide investors with a supplemental comparison of operating results and trends for the periods presented. Management believes these non-GAAP financial measures are also useful to investors as such measures allow investors to evaluate performance using the same metrics that management uses to evaluate past performance and prospects for future performance. Management views free cash flow as an important measure because it is one factor used in determining the amount of cash available for dividends and discretionary investment.

Exclusions from Non-GAAP Financial Measures

Non-GAAP financial measures reflect adjustments based on the following items:

•Impairments, which are excluded because they do not occur in or reflect the ordinary course of the Company’s ongoing business operations and their exclusion results in a metric that provides supplemental information about the sustainability of operating performance.
•Restructuring and employee severance costs, which include charges for discrete projects or transactions that fundamentally change the Company’s operations and are excluded because they are not part of the ongoing operations of its underlying business, which includes normal levels of reinvestment in the business.
•Costs related to refinancing, which are excluded because they do not typically occur in the normal course of business and may obscure analysis of trends and financial performance. Additionally, the amount and frequency of these types of charges is not consistent and is significantly impacted by the timing and size of debt financing transactions.
•Unrealized gains and losses on non-core equity and other investments, which are excluded because the valuations of these investments are subject to significant market volatility that is not directly related to the operating performance of the Company’s core business operations.
•Discontinued operations and other unusual items, which include costs or gains related to discrete projects or transactions and are excluded because they are not comparable from one period to the next and are not part of the ongoing operations of the Company’s underlying business.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

The tax effect for each of the items listed above is determined using the tax rate and other tax attributes applicable to the item and the jurisdiction(s) in which the item is recorded.

Definitions of Non-GAAP Financial Measures

The reconciliations of non-GAAP disclosure items include the following financial measures that are not calculated in accordance with GAAP:

Adjusted gross margin: Gross margin excluding impairment, restructuring and other charges / recoveries.
Adjusted selling, general and administrative: Selling, general and administrative excluding IT transformation costs.
Adjusted income (loss) from operations: Income (loss) from operations excluding impairment, restructuring and other charges / recoveries and IT transformation costs.
Adjusted equity in income (loss) of unconsolidated affiliates: Equity in income / loss of unconsolidated affiliates excluding impairment charges.
Adjusted income (loss) from continuing operations before income taxes: Income (loss) from continuing operations before income taxes excluding impairment, restructuring and other charges / recoveries, IT transformation costs, unrealized gains and losses on non-core equity and other investments, costs related to refinancing and certain other non-operating income / expense items.
Adjusted income tax expense (benefit) from continuing operations: Income tax expense (benefit) from continuing operations excluding the tax effect of impairment, restructuring and other charges / recoveries, IT transformation costs, unrealized gains and losses on non-core equity and other investments, costs related to refinancing and certain other non-operating income / expense items.
Adjusted net income (loss) from continuing operations: Net income (loss) from continuing operations excluding impairment, restructuring and other charges / recoveries, IT transformation costs, unrealized gains and losses on non-core equity and other investments, costs related to refinancing and certain other non-operating income / expense items, each net of tax.
Adjusted diluted net income (loss) per common share from continuing operations: Diluted net income (loss) per common share from continuing operations excluding impairment, restructuring and other charges / recoveries, IT transformation costs, unrealized gains and losses on non-core equity and other investments, costs related to refinancing and certain other non-operating income / expense items, each net of tax.
Adjusted EBITDA: Net income (loss) before interest, taxes, depreciation and amortization as well as certain other items such as discontinued operations, the impact of the cumulative effect of changes in accounting, costs associated with debt refinancing and other non-recurring or non-cash items affecting net income (loss). A form of Adjusted EBITDA is used in agreements governing the Company’s outstanding indebtedness for debt covenant compliance purposes. Adjusted EBITDA as used in those agreements includes additional adjustments to the Adjusted EBITDA presented in the reconciliations above which may decrease or increase Adjusted EBITDA for purposes of the Company’s financial covenants.
Free cash flow: Net cash provided by (used in) operating activities reduced by investments in property, plant and equipment.

For the three and twelve months ended September 30, 2026, the following items were adjusted, in accordance with the definitions above, to arrive at the non-GAAP financial measures:

•Income (loss) from discontinued operations, net of tax, associated with the Hawthorne business was $2.3 million and $(91.0) million for the three and twelve months ended September 30, 2026, respectively. This includes a pre-tax loss of $106.2 million for the twelve months ended September 30, 2026 related to the sale of the Hawthorne business in North America. During the three months ended September 30, 2026, post-closing adjustments related to the sale were finalized and the Company recorded an increase to the cumulative pre-tax loss of $4.3 million.
•During the three and twelve months ended September 30, 2026, the Company recorded employee and executive severance charges of $0.0 million and $1.7 million, respectively, in the “Cost of sales—impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations and $4.8 million and $26.4 million, respectively, in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations.
•During the three and twelve months ended September 30, 2026, the Company recorded unrealized gains (losses) on non-core equity and other investments of $0.9 million and $(14.7) million, respectively, in the “Other non-operating expense, net” line in the Condensed Consolidated Statements of Operations.
•During the three and twelve months ended September 30, 2026, the Company recorded a non-cash impairment charge of $3.5 million related to other investments in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

•During the three and twelve months ended September 30, 2026, the Company recorded a non-cash impairment charge of $0.0 million and $8.7 million, respectively, related to a seller financing loan in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations.
•During the three and twelve months ended September 30, 2026, the Company recorded a non-cash impairment charge of $0.0 million and $7.9 million, respectively, related to a convertible debt investment in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations.
•During the three and twelve months ended September 30, 2026, the Company recorded pre-tax gains on the sale of land and real estate facilities of $6.6 million and $7.6 million, respectively, in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations.
•During the three and twelve months ended September 30, 2026, the Company recorded a charge of $0.0 million and $4.0 million, respectively, in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations associated with a settlement agreement to resolve a dispute with former shareholders of a business that was acquired in fiscal 2021.
•During fiscal year 2026, the Company commenced a multi-year project to transform its information technology (“IT”) infrastructure, including replacing its enterprise resource planning system and implementing complementary software across critical business functions. The Company plans to invest over $100.0 million, including capital expenditures and operating expenses, associated with these IT implementations over the course of the project, which is expected to be substantially complete during fiscal year 2028. The majority of these costs are expected to be third-party consulting and implementation fees. Other anticipated costs include dedicated incremental internal labor and other discrete costs incurred in connection with the project. Due to the nature, scope and magnitude of this investment, these costs are considered by management to represent incremental transformational costs above the historical normal level of spending for IT to support operations. These costs will cease at the end of the investment period, are not expected to recur in the foreseeable future, and are not considered representative of the Company’s underlying operating performance. During the three and twelve months ended September 30, 2026, the Company recorded IT transformation costs of $13.5 million in the “Selling, general and administrative” line in the Condensed Consolidated Statements of Operations associated with this initiative. The expenses relate to the following:

	Three Months Ended September 30, 2026	Twelve Months Ended September 30, 2026
External consulting fees (a)	$6.7	$6.7
IT project personnel costs (b)	0.4	0.4
Other (c)	6.4	6.4
Total	$13.5	$13.5
(a)Comprised of third-party consulting fees incurred to assist in the project management, system architecture design, data cleansing and end-to-end systems integration of this transformative investment. The Company relies on external consultants for specialized technical capabilities, software configuration expertise, and program governance required exclusively for system deployment that the Company does not maintain internally. These costs are incremental to the Company’s normal IT costs and will not be incurred following implementation.
(b)Comprised of incremental labor costs associated with internal IT project management teams dedicated exclusively to the system implementations. Given the magnitude and transformative nature of the implementations planned, the necessary project management costs are incremental to historical levels of spend. These costs are directly and exclusively attributable to the implementation phase of the project and are not representative of the costs expected after the implementation activities are substantially complete.
(c)Comprised of various other expenses directly associated with the new system implementations, primarily including costs associated with software and other third-party diagnostic tools utilized for scoping and visioning of the project.

For the three and twelve months ended September 30, 2025, the following items were adjusted, in accordance with the definitions above, to arrive at the non-GAAP financial measures:

•Loss from discontinued operations, net of tax, associated with the Hawthorne business was $24.5 million and $36.9 million for the three and twelve months ended September 30, 2025, respectively. This includes a non tax-deductible loss of $17.7 million for the three and twelve months ended September 30, 2025 related to the divestiture of the Hawthorne professional horticulture business based in the Netherlands.

THE SCOTTS MIRACLE-GRO COMPANY
Footnotes to Preceding Financial Statements

•During the three and twelve months ended September 30, 2025, the Company recorded employee and executive severance charges of $1.1 million and $6.1 million, respectively, in the “Cost of sales—impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations and $1.5 million and $15.0 million, respectively, in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations.
•During the three and twelve months ended September 30, 2025, the Company recorded a charge of $7.5 million in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations associated with a settlement agreement to resolve litigation with the former shareholders of a business that was acquired in fiscal 2021.
•During the three and twelve months ended September 30, 2025, the Company recorded a non-cash loss of $0.0 million and $7.0 million, respectively, in the “Impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations related to the exchange of its convertible debt investment in RIV Capital Inc. for non-voting exchangeable shares of FLUENT Corp. (formerly Cansortium Inc.).
•During fiscal 2022, the Company began implementing a series of Company-wide organizational changes and initiatives intended to create operational and management-level efficiencies. As part of this restructuring initiative, the Company reduced the size of its supply chain network, reduced staffing levels and implemented other cost-reduction initiatives. During the three months ended September 30, 2025, costs associated with this restructuring initiative were not material. During the twelve months ended September 30, 2025, the Company recorded costs of $4.0 million in the “Cost of sales—impairment, restructuring and other” line in the Condensed Consolidated Statements of Operations associated with this restructuring initiative.
•During the three and twelve months ended September 30, 2025, the Company recorded an impairment charge of $3.8 million associated with an equity method investment in the “Equity in (income) loss of unconsolidated affiliates” line in the Condensed Consolidated Statements of Operations.

Forward Looking Non-GAAP Measures
In this release, the Company presents certain forward-looking non-GAAP measures. The Company does not provide outlook on a GAAP basis because changes in the items that the Company excludes from GAAP to calculate the comparable non-GAAP measure, described above, can be dependent on future events that are less capable of being controlled or reliably predicted by management and are not part of the Company’s routine operating activities. Additionally, due to their unpredictability, management does not forecast many of the excluded items for internal use and therefore cannot create or rely on a GAAP outlook without unreasonable efforts. The occurrence, timing and amount of any of the items excluded from GAAP to calculate non-GAAP could significantly impact the Company’s GAAP results. As a result, the Company does not provide a reconciliation of forward-looking non-GAAP measures to GAAP measures, in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K.

(4)During the three months ended December 27, 2025, the Company determined that the Hawthorne business met the criteria to be classified as held for sale, and classified the related assets and liabilities as held for sale on the Condensed Consolidated Balance Sheets for all periods presented. Effective in its first quarter of fiscal 2026, the Company classified its results of operations for all periods presented to reflect the Hawthorne business as a discontinued operation. The Company completed the divestiture of its Hawthorne business in North America on April 8, 2026.